UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2007

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 704-2400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A.     Amendment No. 1 to Credit Agreement of Volt Delta Resources LLC

        On August 1, 2007, Volt Delta Resources, LLC (“VoltDelta”), a wholly owned subsidiary of Volt Information Sciences, Inc. (the “Company”), entered into Amendment No. 1 (“Amendment No. 1”) to its Credit Agreement, dated as of December 19, 2006, by and among VoltDelta, the Lenders listed therein, Wells Fargo Bank, National Association, as Lead Arranger, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Delta Credit Agreement”). Under the Delta Credit Agreement, the secured credit facility (“Delta Credit Facility”) was $70 million. Amendment No. 1 increased the facility to $100 million. VoltDelta plans to use part of the increase in liquidity to finance the previously announced merger (the “Merger”) of its wholly owned subsidiary, LSSI Resources Corp., with LSSi Corp.(“LSSi”). Amendment No. 1 also amended the Delta Credit Agreement by, among others, (i) adding HSBC Bank USA, N.A. as new Lender, (ii) modifying certain definitions, (iii) modifying one of the covenants and (iv) providing for the consent of the Administrative Agent and Lenders to the Merger, subject to certain conditions.

        The foregoing description of Amendment No. 1 is a summary only and is qualified in its entirety by reference to the full text of Amendment No. 1 and accompanying Revolving Notes. A copy of Amendment No. 1 and a copy of the form of the Revolving Notes are filed herewith as Exhibits 4.1(l) and 4.1(m), respectively.

B.     Consent to the Second Amended and Restated Credit Agreement of the Company

        On July 31, 2007, the Company, Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as a Lender, Issuing Bank and Administrative Agent, entered into a Consent (the “Consent”) to its Second Amended and Restated Credit Agreement, dated as of April 11, 2005, among such parties (as amended, the “Company Credit Agreement”). Pursuant to the Consent, the Lenders consented to the Merger and the consummation of the transactions contemplated by the Amendment No. 1 and waived the application of certain provisions of the Company Credit Agreement to the extent inconsistent with such consent.

        The foregoing description of the Consent is a summary only and is qualified in its entirety by reference to the full text of the Consent, a copy of which is filed herewith as Exhibit 4.1(n).

C. Expected Closing of the Merger

        The Company stated in its Current Report on Form 8-K filed on June 21, 2007 that the Merger was expected to close in the Company’s third fiscal quarter of 2007. The Company’s third fiscal quarter ended July 29, 2007 but the proposed Merger is still under regulatory review. See Item 8.01 below. The Merger is currently expected to close in the Company’s fourth fiscal quarter of 2007.

Item 2.01. Completion of Acquisition or Disposition of Assets.

        The aforesaid Delta Credit Facility is secured by a general pledge of substantially all of the assets of VoltDelta and its domestic subsidiaries. Upon completion of the Merger, substantially all of the assets of LSSi will also be pledged to the Lenders. Information concerning Amendment No. 1 set forth in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A. Creation of a Direct Financial Obligation

        Information concerning Amendment No. 1 and the Consent set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

        As previously disclosed, on June 18, 2007 VoltDelta and LSSI Resources Corp., each an indirect wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger with LSSi and certain of LSSi’s shareholders.

        On July 30, 2007, the Company received a request for additional information and documentary materials (commonly known as a “second request”) from the United States Department of Justice (“DOJ”) in connection with the Merger (and understands that LSSi received a similar request). However, on August 1, 2007, the Company received an additional letter from the DOJ (and understands that LSSi received a similar letter) requesting that, as an interim matter, they furnish the DOJ with specified information and documentation, more limited in scope than that required under the second requests. In furnishing these August 1st letters, the DOJ indicated it did not anticipate that the Company and LSSi, in responding to these letters, would perform the kind of search for documents and information that would be required in complying with the second requests themselves. The DOJ also expressed the hope that the requested more limited information and an ability to discuss the matter with the parties would facilitate the ability of the DOJ to narrow the focus of its review or to complete that review entirely.

        The Company and LSSi are cooperating with the DOJ and are working toward responding to the August 1st letters.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1(l)

Amendment No. 1, dated as of August 1, 2007, to the Credit Agreement, dated as of December 19, 2006, by and among Volt Delta Resources ALC, the Lenders listed therein, Wells Fargo Bank, National Association, as Lead Arranger, and Wells Fargo Bank, National Association, as Ldministrative Agent for the Lenders

4.1(m)	Form of Revolving Notes

4.1(n)

Consent, dated as of July 31, 2007, to the Second Amended and Restated Credit Agreement dated as of April 11, 2005, among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. as a Lender, Issuing Bank and Administrative Agent

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2007	VOLT INFORMATION SCIENCES, INC. By: /s/ Howard B. Weinreich Howard B. Weinreich Senior Vice President & General Counsel

EXHIBIT INDEX

4.1(l)

Amendment No. 1, dated as of August 1, 2007, to the Credit Agreement, dated as of December 19, 2006, by and among Volt Delta Resources ALC, the Lenders listed therein, Wells Fargo Bank, National Association, as Lead Arranger, and Wells Fargo Bank, National Association, as Ldministrative Agent for the Lenders

4.1(m)	Form of Revolving Notes

4.1(n)

Consent, dated as of July 31, 2007, to the Second Amended and Restated Credit Agreement dated as of April 11, 2005, among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. as a Lender, Issuing Bank and Administrative Agent